SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                             ______________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported) :
                                 August 14, 2003


                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)


           Delaware                                       11-2408943
 (State or other jurisdiction of               (IRS Employer Identification No.)
  incorporation or organization)


767 Fifth Avenue, New York, New York                         10153
(Address of principal executive offices)                   (Zip Code)

                         Commission File Number: 1-14064

                                  212-572-4200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



ITEM 12.    RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS.

On August 14, 2003, The Estee Lauder Companies Inc. issued a press release announcing its fiscal 2003 full year and fourth quarter results and its estimated fiscal 2004 first half and full year results. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.



                                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                          THE ESTEE LAUDER COMPANIES INC.


Date:  August 14, 2003                   By:       /s/Richard W. Kunes
                                              ------------------------
                                                      Richard W. Kunes
                                                    Senior Vice President
                                                 and Chief Financial Officer
                                                   (Principal Financial and
                                                      Accounting Officer)

                         THE ESTEE LAUDER COMPANIES INC.

                                  EXHIBIT INDEX



Exhibit No. Description

99.1        Press release dated August 14, 2003 of The Estee Lauder
            Companies Inc.

The                                                                        News
Estee                                                                   Contact:
Lauder                                                       Investor Relations:
Companies Inc.                                                   Dennis D'Andrea
                                                                  (212) 572-4384

767 Fifth Avenue                                                Media Relations:
New York, NY  10153                                                 Sally Susman
                                                                  (212) 572-4430
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE:

               ESTEE LAUDER COMPANIES ACHIEVES FIRST FIVE BILLION
                        DOLLAR SALES YEAR IN ITS HISTORY

                NET SALES UP 8% FOR FULL YEAR and FOURTH QUARTER

                     FULL YEAR NET EARNINGS PER SHARE OF $1.26,
                        OR $1.32 EXCLUDING SPECIAL CHARGE


New York, NY, August 14, 2003 - The Estee Lauder Companies Inc. (NYSE:EL) today reported net sales for the fiscal year ended June 30, 2003 of $5.12 billion, the first five billion dollar sales year in the Company's history. The net sales for the year represent an 8% increase from $4.74 billion reported in the prior year. Excluding the impact of foreign currency translation, net sales increased 4%.

The Company achieved net earnings of $319.8 million for the 2003 fiscal year, compared with $212.5 million reported in the same period last year (before the cumulative effect of a change in accounting principle). Diluted earnings per common share for fiscal 2003 were $1.26 compared with $.78 in the prior-year (before the cumulative effect of a change in accounting principle).

The 2003 fiscal year results include a special pre-tax charge of $22.0 million, or $13.5 million after-tax, equal to $.06 per diluted share, recorded in the fourth quarter, in connection with the previously announced pending settlement of a class action lawsuit brought against a number of defendants, including the Company.

In fiscal 2002, the Company recorded a cumulative effect of a change in accounting principle of $20.6 million, equal to $.08 per diluted share and pre-tax restructuring charges of $117.4 million, or $76.9 million after-tax, equal to $.32 per diluted share in the first and fourth quarters, respectively. Including all special items, diluted earnings per share in fiscal 2002 were $.70.

For the twelve months ended June 30,2003, excluding the special items net earnings were $333.3 million, a 15% increase over the $289.4 million last year. Diluted earnings per share for the full 2003 fiscal year increased 20% to $1.32 compared with $1.10 in the prior year. A reconciliation between GAAP and non-GAAP financial measures can be found on pages 7 and 8.

For the fourth quarter ended June 30, 2003, the Company's net sales increased 8% to $1.22 billion, compared with $1.13 billion in the fourth quarter of fiscal 2002. Excluding the impact of foreign currency translation, net sales increased 3% in the quarter. Net sales in the quarter increased double-digits in skin care and hair care and high-single-digits in makeup, while fragrance declined. Net sales increased in each geographic region, with double-digit growth in Europe, the Middle East & Africa, high-single-digit growth in Asia/Pacific and a slight increase in the Americas. The positive effect of changes in foreign exchange rates contributed to the product category and geographic region net sales increases. In constant currency, net sales increased in each geographic region and most product categories. The Company's net earnings for the fourth quarter were $53.0 million, or $.20 per diluted common share. In the same period last year, the Company reported a net loss of $25.4 million, including restructuring charges, equal to a loss of $.13 per diluted share. Excluding the special items, the Company's net earnings for the fiscal 2003 fourth quarter increased 29% to $66.5 million, compared with $51.5 million in the same prior-year period, and diluted earnings per share rose 38% to $.26 versus $.19 in the prior-year quarter.

Fred H. Langhammer, President and Chief Executive Officer, said, "This was a year of renewed growth for us. Our terrific all-around full-year performance illustrates the value of our brands, validates our strategies and demonstrates our ability to consistently grow our Company and create stockholder value. Sales gains were achieved in all geographic regions. We strengthened our position in our four major product categories through new product activity, while continuing to strategically invest in our brands to further build momentum at retail. The combination of top-line growth and the realization of cost containment initiatives led to solid growth in net earnings.

"We are excited about the opportunities before us for fiscal 2004. The underlying fundamentals and strategies of the Estee Lauder Companies provide a solid foundation for future growth as we continue to build our brands, enhance our distribution and refine our asset management."

Results by Product Category
---------------------------

Net sales of skin care products for the year increased 11% to $1.89 billion on a reported basis and rose 7% before foreign currency translation. The higher sales reflect the launches of the Repairwear treatment collection and Advanced Stop Signs by Clinique, as well as Perfectionist Correcting Serum for Lines/Wrinkles, Resilience Lift OverNight Face and Throat Creme and Re-Nutriv Ultimate Lifting Creme from Estee Lauder. The continued success of A Perfect World White tea skin guardian by Origins also contributed to the skin care sales growth. This increase was partially offset by lower sales of certain existing products.

Makeup sales for the year rose 7% to $1.91 billion in dollars and increased 4% in local currencies. In addition to solid growth from the Company's makeup artist brands, the higher sales reflect the launches of Colour Surge Lipstick and Dewy Smooth Anti-Aging Makeup SPF 15 from Clinique, as well as MagnaScopic Maximum Volume Mascara, So Ingenious Multi-Dimension Liquid Foundation and Loose Powder and new and existing products in the Pure Color lip and nail line by Estee Lauder. Other recently launched makeup products contributed positively to the increased net sales, while lower sales of certain existing products partially offset these positive results.

Fragrance sales on a reported basis increased 4% to $1.06 billion compared to the prior year and were flat in constant currency. The increase reflects solid growth from the recovery, during most of the year, in the Company's travel retail business, which depends substantially on fragrance products. Fragrance sales benefited from the current year launches of Clinique Happy Heart, T girl by Tommy Hilfiger, Estee Lauder pleasures intense and Lauder Intuition for Men. Fragrance results were impacted by the overall softness in the fragrance business, which is reflected in lower sales of Estee Lauder pleasures, Intuition from Estee Lauder, as well as certain Tommy Hilfiger fragrances.

Sales of hair care products for the year rose 6% to $228.9 million. The increase is primarily attributable to growth at Aveda and Bumble and bumble, partially offset by lower sales from the Clinique Simple Hair Care System.

Operating income increased in all major product categories primarily due to the higher sales.

Results by Geographic Region
----------------------------

In the Americas region, net sales for the year increased 3% to $2.95 billion. The increase is primarily due to the success of new and certain existing products and growth from virtually all developing brands despite the soft retail environment in the United States. Operating income in the Americas rose due to improved sales and benefits from the Company's prior restructurings, supply chain initiatives and ongoing cost containment efforts.

In Europe, the Middle East & Africa, net sales increased 19% from the prior-year period to $1.51 billion, and rose 8% over last year excluding the impact of foreign currency translation. Reported sales in the region reflect the strength of most European currencies against the U.S. dollar. The Company's travel retail business, reported in this region, continued to recover with sales growing double-digit in the current year compared with the prior year. In constant currency, most markets experienced sales growth, led by strong results in the United Kingdom, Spain, Greece, Switzerland and South Africa. Operating profitability increased primarily due to sharply higher results in the United Kingdom and travel retail business, as well as improved results in several other markets led by Spain, Italy and Greece.

Asia/Pacific net sales of $657.8 million grew 8% over the prior-year. Net sales were positively impacted by the strength of the Japanese Yen, Korean Won and Australian dollar. On a local currency basis, Asia/Pacific net sales rose 3%. The local currency sales increase is primarily due to strong double-digit growth in Korea, Thailand and China, as well as higher sales in Taiwan. Sales in Japan decreased modestly in the current year. Operating profit in the region decreased as higher results in Korea and Thailand were offset by a decline in Australia, which benefited from a change in retailer arrangements in the prior year, as well as lower results in Japan.


Cash Flow
---------

For the twelve months ended June 30, 2003, the Company generated $548.5 million in cash flow from operating activities, a 6% increase over the prior-year period. The increase resulted primarily from higher net earnings and improvements in accounts receivable. Operating cash flow was utilized primarily for the repurchase of shares of the Company's Class A Common Stock, capital investments, repayment of long-term debt and dividend payments.

Estimate of Fiscal 2004 First Half and Full Year
------------------------------------------------

Based on strong fundamentals of the Company's business, a solid product line-up and improving economic conditions, the Company believes it will deliver high-single-digit sales growth in its fiscal first half and full year. The Company expects to drive growth through product innovation, distribution enhancements and focused program execution.

Net sales for the first half of fiscal 2004 are expected to grow between 8% and 9% in dollars, and between 6% and 7% on a constant currency basis versus last fiscal year's first half. Geographic region net sales growth in constant currency is expected to be led by Europe, the Middle East & Africa, followed by the Americas and Asia/Pacific. On a product category basis, in constant currency, skin care and hair care are expected to be the leading growth categories, followed by fragrance and makeup. The Company expects to achieve diluted earnings per share of between $.78 and $.81 for the first half as it continues to invest in advertising, sampling and merchandising and support significant launch activity.

For the Company's fiscal 2004 full-year results, reported net sales are expected to grow between 7% and 8%, which translates into a 6% to 7% increase on a constant currency basis versus the prior fiscal year. At the same time the Company expects to achieve diluted earnings per share of between $1.45 and $1.50 for the fiscal 2004 year. Geographic region net sales growth in constant currency is expected to be led by Europe, the Middle East & Africa, followed by the Americas and Asia/Pacific. On a product category basis, in constant currency, hair care and fragrance are expected to be the leading sales growth categories, followed by skin care and makeup.

Forward-looking Statements
--------------------------

The forward-looking statements in this press release, including those containing words like "will," "believe," "expect," "anticipate," and "estimate," those in Mr. Langhammer's remarks and those in the "Estimate of Fiscal 2004 First Half and Full Year" section involve risks and uncertainties. Factors that could cause actual results to differ materially from those forward-looking statements include the following:
     (i) increased competitive activity from companies in the skin care, makeup, fragrance and hair care businesses, some of which have greater resources than the Company does;
     (ii) the Company's ability to develop, produce and market new products on which future operating results may depend;
     (iii) consolidations, restructurings, bankruptcies and reorganizations in the retail industry causing a decrease in the number of stores that sell the Company's products, an increase in the ownership concentration within the retail industry, ownership of retailers by the Company's competitors and ownership of competitors by the Company's customers that are retailers;
     (iv) shifts in the preferences of consumers as to where and how they shop for the types of products and services the Company sells;
     (v) social, political and economic risks to the Company's foreign or domestic manufacturing, distribution and retail operations, including changes in foreign investment and trade policies and regulations of the host countries and of the United States;

     (vi) changes in the laws, regulations and policies that affect, or will affect, the Company's business, including changes in accounting standards, tax laws and regulations, trade rules and customs regulations, and the outcome and expense of legal or regulatory proceedings;
     (vii) foreign currency fluctuations affecting the Company's results of operations and the value of its foreign assets, the relative prices at which the Company and its foreign competitors sell products in the same markets and the Company's operating and manufacturing costs outside of the United States;
     (viii)changes in global or local economic or other conditions that could affect consumer purchasing, the willingness of consumers to travel, the financial strength of the Company's customers, the cost and availability of capital,(which the Company may need for new equipment, facilities or acquisitions), and the assumptions underlying the Company's critical accounting estimates;
     (ix) shipment delays, depletion of inventory and increased production costs resulting from disruptions of operations at any of the facilities which, due to consolidations in the Company's manufacturing operations, now manufacture nearly all of the Company's supply of a particular type of product (i.e., focus factories);
     (x) real estate rates and availability, which may affect the Company's ability to increase the number of retail locations at which the Company's products are sold and the costs associated with its other facilities;
     (xi)  changes in product mix to products which are less profitable;
     (xii) the Company's ability to acquire or develop e-commerce capabilities, and other new information and distribution technologies, on a timely basis and within the Company's cost estimates;
     (xiii)the Company's ability to capitalize on opportunities for improved efficiency, such as globalization, and to integrate acquired businesses and realize value therefrom; and
     (xiv) consequences attributable to the events that are currently taking place in Iraq and that took place in New York City and Washington, D.C. on September 11, 2001, including further attacks, retaliation and the threat of further attacks or retaliation.

The Estee Lauder Companies Inc. is one of the world's leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products. The Company's products are sold in over 130 countries and territories under well-recognized brand names, including Estee Lauder, Clinique, Aramis, Prescriptives, Origins, M.A.C, Bobbi Brown, Tommy Hilfiger, La Mer, jane, Donna Karan, Aveda, Stila, Jo Malone, Bumble and bumble, kate spade beauty, Darphin, Michael Kors and Rodan & Fields.

An electronic version of this release can be found at the Company's Website, www.elcompanies.com.
--------------------

                                -Tables Follow -

                                               THE ESTEE LAUDER COMPANIES INC.
                                               SUMMARY OF CONSOLIDATED RESULTS
                                            (In millions, except per share data)

                                                              Three Months Ended              Twelve Months Ended
                                                                    June 30                          June 30
                                                              ------------------    Percent    -------------------  Percent
                                                                2003       2002     Change       2003       2002    Change
                                                                ----       ----     ------       ----       ----    ------

Net Sales (B).............................................     $1,223.0   $1,129.0    8.3%     $5,117.6   $4,743.7    7.9%

Cost of sales (B).........................................        290.6      266.5              1,335.7    1,273.4
                                                              ---------  ---------             --------   --------
Gross Profit..............................................        932.4      862.5    8.1%      3,781.9    3,470.3    9.0%
                                                              ---------  ---------             --------   --------
       Gross Margin.......................................         76.2%      76.4%                73.9%      73.2%

Operating expenses:
   Selling, general and administrative....................        822.0      783.5              3,244.5    3,002.0
   Restructuring and special charges (A)(B)...............         22.0      110.4                 22.0      110.4
   Related party royalties................................          5.5        4.7                 20.3       16.5
                                                              ---------  ---------             --------   --------
                                                                  849.5      898.6    5.5%      3,286.8    3,128.9   (5.0)%
                                                              ---------  ---------             --------   --------
       Operating Expense Margin...........................         69.4%      79.6%                64.2%      66.0%

Operating Income (Loss)...................................         82.9      (36.1)               495.1      341.4   45.0%
       Operating Income (Loss) Margin.....................          6.8%      (3.2)%                9.7%       7.2%

Interest expense, net.....................................          1.1        1.5                  8.1        9.8
                                                              ---------  ---------             --------   --------

Earnings (Loss) before Income Taxes, Minority Interest
   and Accounting Change..................................         81.8      (37.6)               487.0      331.6   46.9%

Provision (benefit) for income taxes......................         26.0      (13.0)               160.5      114.4
Minority interest, net of tax.............................         (2.8)      (0.8)                (6.7)      (4.7)
                                                              ---------  ---------             --------   --------

Net Earnings (Loss) before Accounting Change .............         53.0      (25.4)               319.8      212.5   50.5%
Cumulative effect of a change in accounting principle (C).           -         -                    -        (20.6)
                                                              ---------  ---------             --------   --------
Net Earnings (Loss) (A)(B)(C).............................         53.0      (25.4)               319.8      191.9

Preferred stock dividends.................................          5.8        5.8                 23.4       23.4
                                                              ---------  ---------             --------   --------

Net Earnings (Loss) Attributable to Common Stock..........    $    47.2  $   (31.2)            $  296.4   $  168.5
                                                              =========  =========             ========   ========

Basic net earnings (loss) per common share:
   Net earnings (loss) attributable to common stock before
     accounting change....................................    $    .21   $   (.13)             $   1.27   $    .79   60.3%
   Cumulative effect of a change in accounting principle..         -         -                      -         (.08)
                                                              --------   --------              --------   --------
   Net earnings (loss) attributable to common stock.......    $    .21   $   (.13)             $   1.27   $    .71   80.1%
                                                              ========   ========              ========   ========

Diluted net earnings (loss) per common share:
   Net earnings (loss) attributable to common stock before
     accounting change ...................................    $    .20   $   (.13)             $   1.26   $    .78   61.2%
   Cumulative effect of a change in accounting principle..         -         -                      -         (.08)
                                                              --------   --------              --------   --------

   Net earnings (loss) attributable to common stock.......    $    .20   $   (.13)             $   1.26   $    .70   80.1%
                                                              ========   ========              ========   ========

Weighted average common shares outstanding:
   Basic..................................................        229.8      237.8                232.6      238.2
   Diluted................................................        232.2      237.8                234.7      241.1

                         THE ESTEE LAUDER COMPANIES INC.
                         SUMMARY OF CONSOLIDATED RESULTS
                      (In millions, except per share data)

(A) The current fiscal year periods include a special pre-tax charge of $22.0 million, or $13.5 million after-tax, equal to $.06 per diluted share, in connection with the pending settlement of a class action lawsuit brought against various defendants, including the Company. This earnings release includes some non-GAAP financial measures relating to this charge. The following sets forth a reconciliation between the non-GAAP financial measures and the most directly comparable GAAP measure for certain statement of earnings accounts before and after the special charge. The Company uses the non-GAAP financial measure, among other things, to evaluate its operating performance and the measure represents the manner in which the Company conducts and views its business. Management believes that excluding these items that are special in nature or that are not comparable from period to period helps investors and others compare operating performance between two periods.

                                                                         Three Months Ended June 30, 2003
                                                                         --------------------------------
                                                                                                                % Change
                                                                                                                   versus
                                                                                Special      Before Special     Prior Year
                                                             As Reported        Charge          Charge        Before Charge
                                                             -----------        -------         ------        -------------

Net Sales.................................................     $1,223.0                        $1,223.0              7.7%
Cost of sales.............................................        290.6                           290.6
                                                               --------                        --------
Gross Profit..............................................        932.4                           932.4              7.2%
                                                               --------                        --------
       Gross Margin.......................................         76.2%                           76.2%

Operating Expenses........................................        849.5          $22.0            827.5             (5.0)%
                                                               --------          -----         --------
       Operating Expense Margin...........................         69.4%                           67.6%

Operating Income..........................................         82.9           22.0            104.9             29.0%
       Operating Income Margin............................          6.8%                            8.6%

Provision (benefit) for income taxes......................         26.0           (8.5)            34.5
Net Earnings..............................................      $  53.0          $13.5          $  66.5             29.1%

Diluted net earnings per share............................      $   .20          $ .06          $   .26             37.8%

                                                                              Year Ended June 30, 2003
                                                                              ------------------------
                                                                                                                 % Change
                                                                                                                   versus
                                                                                Special      Before Special     Prior Year
                                                             As Reported        Charge          Charge        Before Charge
                                                             -----------        -------         ------        -------------

Net Sales.................................................     $5,117.6                        $5,117.6              7.7%
Cost of sales.............................................      1,335.7                         1,335.7
                                                               --------                        --------
Gross Profit..............................................      3,781.9                         3,781.9              8.8%
                                                               --------                        --------
       Gross Margin.......................................         73.9%                           73.9%

Operating Expenses........................................      3,286.8          $22.0          3,264.8             (8.2)%
                                                               --------          -----         --------
       Operating Expense Margin...........................         64.2%                           63.8%

Operating Income..........................................        495.1           22.0            517.1             12.7%
       Operating Income Margin............................          9.7%                           10.1%

Provision (benefit) for income taxes......................        160.5           (8.5)           169.0
Net Earnings..............................................     $  319.8          $13.5         $  333.3             15.2%

Diluted net earnings per share............................     $   1.26          $ .06         $   1.32             19.9%

                         THE ESTEE LAUDER COMPANIES INC.
                         SUMMARY OF CONSOLIDATED RESULTS
                      (In millions, except per share data)

(B) The fiscal 2002 fourth quarter and full-year periods include pre-tax restructuring charges of $117.4 million, or $76.9 million after-tax, equal to $.32 per diluted share, in connection with cost reduction opportunities related to the Internet, supply chain, globalization of the organization and distribution channel refinements. This earnings release includes some non-GAAP financial measures relating to these charges. The following sets forth a reconciliation between the non-GAAP financial measures and the most directly comparable GAAP measure for certain statement of earnings accounts before and after the restructuring charges. The Company uses the non-GAAP financial measure, among other things, to evaluate its operating performance and the measure represents the manner in which the Company conducts and views its business. Management believes that excluding these items that are special in nature or that are not comparable from period to period helps investors and others compare operating performance between two periods.

                                                                           Three Months Ended June 30, 2002
                                                                           --------------------------------
                                                                                                                % Change
                                                                                                                  versus
                                                                                Special       Before Special    Prior Year
                                                             As Reported        Charges         Charges       Before Charges
                                                             -----------        -------         -------       --------------

Net Sales.................................................     $1,129.0         $  6.2         $1,135.2              7.6%
Cost of sales.............................................        266.5            0.8            265.7
                                                               --------         ------         --------
Gross Profit..............................................        862.5            7.0            869.5              6.5%
                                                               --------         ------         --------
       Gross Margin.......................................         76.4%                           76.6%

Operating Expenses........................................        898.6          110.4            788.2             (9.5)%
                                                               --------         ------         --------
       Operating Expense Margin...........................         79.6%                           69.4%

Operating Income (Loss)...................................        (36.1)         117.4             81.3            (15.8)%
       Operating Income (Loss) Margin.....................         (3.2)%                           7.2%

Provision (benefit) for income taxes......................        (13.0)         (40.5)            27.5
Net Earnings (Loss).......................................    $   (25.4)        $ 76.9         $   51.5           (15.2)%

Diluted net earnings (loss) per share.....................    $    (.13)        $  .32         $    .19           (17.4)%

                                                                              Year Ended June 30, 2002
                                                                              ------------------------
                                                                                                                % Change
                                                                                                                  versus
                                                                                Special       Before Special    Prior Year
                                                             As Reported        Charges         Charges       Before Charges
                                                             -----------        -------         -------       --------------
Net Sales.................................................     $4,743.7         $  6.2         $4,749.9              1.6%
Cost of sales.............................................      1,273.4            0.8          1,272.6
                                                               --------          -----          -------
Gross Profit..............................................      3,470.3            7.0          3,477.3              0.8%
                                                               --------          -----          -------
       Gross Margin.......................................         73.2%                           73.2%

Operating Expenses........................................      3,128.9          110.4          3,018.5             (4.4)%
                                                               --------          -----          -------
       Operating Expense Margin...........................         66.0%                           63.5%

Operating Income..........................................        341.4          117.4            458.8            (17.9)%
       Operating Income Margin............................          7.2%                            9.7%

Provision (benefit) for income taxes......................        114.4          (40.5)           154.9
Net Earnings before Accounting Change.....................     $  212.5         $ 76.9         $  289.4            (16.8)%
Cumulative effect of a change in accounting principle.....        (20.6)
                                                               --------
Net Earnings..............................................     $  191.9
                                                               ========

Diluted net earnings per share before accounting change...     $    .78         $  .32         $   1.10            (17.9)%
Cumulative effect of a change in accounting principle per
share.....................................................         (.08)
                                                               --------
Diluted net earnings per share............................     $    .70
                                                               ========

(C) The year ended June 30, 2002 included a charge of $20.6 million, or $.08 per common share, attributable to the cumulative effect of adopting Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

                         THE ESTEE LAUDER COMPANIES INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (In millions)

                                                                                            June 30           June 30
                                                                                              2003              2002
                                                                                              ----              ----
                                                      ASSETS
Current Assets
Cash and cash equivalents...............................................................    $  364.1        $   546.9
Accounts receivable, net................................................................       634.2            624.8
Inventory and promotional merchandise, net..............................................       599.0            544.5
Prepaid expenses and other current assets...............................................       247.6            211.4
                                                                                             -------          -------
     Total Current Assets...............................................................     1,844.9          1,927.6
                                                                                             -------          -------

Property, Plant and Equipment, net......................................................       607.7            580.7
Other Assets  ..........................................................................       897.3            908.2
                                                                                             -------          -------
     Total Assets.......................................................................    $3,349.9         $3,416.5
                                                                                             =======         ========



                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Short-term debt.........................................................................    $    7.8         $    6.6
Accounts payable........................................................................       229.9            216.4
Other current liabilities...............................................................       815.9            736.6
                                                                                             -------          -------
     Total Current Liabilities..........................................................     1,053.6            959.6
                                                                                             -------          -------

Noncurrent Liabilities
Long-term debt..........................................................................       283.6            403.9
Other noncurrent liabilities............................................................       229.1            231.1
$6.50 Cumulative Redeemable Preferred Stock, at redemption value........................       360.0            360.0
Total Stockholders' Equity..............................................................     1,423.6          1,461.9
                                                                                             -------          -------
     Total Liabilities and Stockholders' Equity.........................................    $3,349.9         $3,416.5
                                                                                             =======          =======

                                              SELECTED CASH FLOW DATA
                                                   (In millions)
                                                                                                     Year Ended
                                                                                                       June 30
                                                                                                 ------------------
                                                                                                 2003          2002
                                                                                                 ----          ----

Cash Flows from Operating Activities
   Net earnings.........................................................................         $319.8       $191.9
   Depreciation and amortization........................................................          174.8        162.0
   Deferred income taxes................................................................           36.5        (22.6)
   Cumulative effect of a change in accounting principle................................            -           20.6
   Non-cash portion of special charges..................................................            -           58.0
   Other items..........................................................................            9.1          5.5
   Changes in operating assets and liabilities:
       Decrease (increase) in accounts receivable, net..................................           38.6        (15.4)
       Decrease (increase) in inventory and promotional merchandise, net................          (15.7)       102.2
       Increase in accounts payable and other accrued liabilities.......................           49.7         55.8
       Other operating assets and liabilities, net......................................          (64.3)       (40.0)
                                                                                                  -----        -----
         Net cash flows provided by operating activities................................         $548.5       $518.0
                                                                                                  =====        =====

   Capital expenditures.................................................................          163.1        203.2
   Payments to acquire treasury stock...................................................          352.4         49.7
   Dividends paid.......................................................................           81.7         71.0

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